Exhibit 99.1

Brooks Automation Reports Fourth Quarter and Year-End Results of Fiscal Year 2019, Ended September 30, 2019, and Announces Quarterly Cash Dividend

Revenue Growth at 24% Caps Off a Transformative Year of High Growth and Margin Expansion

CHELMSFORD, Mass., November 6, 2019 (PR Newswire) -- Brooks Automation, Inc. (Nasdaq: BRKS), a leader in automation solutions for the semiconductor manufacturing and life sciences industries, today reported financial results for the fourth quarter and the fiscal year ended September 30, 2019.

Financial Results Summary

	Quarter Ended			Year Ended
Dollars in millions, except per share data	September 30,	September 30,		September 30,	September 30,
	2019	2018	Change	2019	2018	Change
Revenue	$200	$160	25%	$782	$632	24%
Semiconductor Solutions Group	$106	$109	(3)%	$448	$435	3%
Life Sciences	$94	$51	85%	$334	$197	70%

Diluted EPS Continuing Operations	$0.08	$(0.02)		$0.14	$0.95
Diluted EPS Total	$5.69	$0.15		$6.05	$1.64

Non-GAAP Diluted EPS Cont. Operations	$0.24	$0.17	43%	$0.77	$0.64	20%

Adjusted EBITDA	$31	$22	39%	$128	$93	37%

On July 1, 2019, the Company announced that it had completed the sale of its Semiconductor Cryogenics business to Edwards Vacuum LLC (a member of the Atlas Copco Group).  In accordance with GAAP, the Company reports the results of the Semiconductor Cryogenics business as discontinued operations for all periods presented.

Management Comments

“In the fourth quarter we delivered continued growth in our Life Sciences business, solid performance in our Semiconductor business, and one of our highest quarters in cash generation.” commented Steve Schwartz, CEO of Brooks Automation. “We capped off a year in which all areas of the business provided growth and margin expansion.  It was truly a transformative year for us as our team successfully completed the acquisition of GENEWIZ and closed the sale of the Semiconductor Cryogenics business.   We have good momentum in Life Sciences revenue, strong bookings in the Semiconductor Solutions business, and a solid balance sheet that supports additional investments.  We have set the stage for a strong 2020 fiscal year.”

Summary of GAAP Results

Fourth Quarter, Fiscal 2019

•

Revenue of $200 million was up 25% year over year, driven by the Life Sciences segment growth of 85% and slightly offset by a decline of 3% in Semiconductor Solutions.  Sequentially, quarterly revenue declined 2% driven by lower Semiconductor Solutions revenue which was down 9%, offset by Life Sciences revenue, up 7% compared to the third quarter of fiscal 2019.

•

Life Sciences revenue of $94 million grew 85% year over year, inclusive of 10% organic growth, all attributable to Sample Management.  GENEWIZ, acquired in November of 2018, contributed $40 million of revenue in the fourth quarter.

•	Semiconductor Solutions revenue of $106 million was down 3% year over year, yet stable relative to the overall semiconductor capital equipment market.
•

GAAP diluted EPS was $5.69 compared to $0.15 in the fourth quarter of 2018.  Discontinued operations provided $5.61 earnings per share supported by a $409 million gain on the sale of the Semiconductor Cryogenics business.  Continuing operations yielded $0.08 in the quarter compared to ($0.02) in the fourth quarter a year ago.

•	GAAP operating income was $11 million, compared to $4 million in the fourth quarter of 2018.
•

Net interest expense for the fourth fiscal quarter was $0.3 million, down from $2.0 million in the fourth quarter of 2018 and down from $7.9 million in the third fiscal quarter of 2019, as a result of the reduction of $495 million of debt on July 1, 2019.  The divestiture generated $662 million of cash in the quarter.

•

Cash flow from operations was $33 million in the quarter, inclusive of $13 million of transaction fees paid, stemming from the closure of the Cryogenics sale.  Excluding these one-time cash outflows, our operating cash flow was $46 million.  The ending balance of total debt was $51 million and the balance of cash, cash equivalents, restricted cash, and marketable securities was $342 million.

Full Year, Fiscal 2019

•

Revenue for fiscal 2019 was $782 million, an increase of 24% compared to fiscal 2018. Growth was supported by both segments.  Life Sciences revenue of $334 million was 70% higher than fiscal 2018, inclusive of 8% organic growth.  Semiconductor revenue was $448 million was an increase of 3% over the prior year.

•

GAAP diluted EPS was $6.05 compared to $1.64 in fiscal 2018.  Discontinued operations provided $5.91 primarily from the $409 million gain on the sale of the Semiconductor Cryogenics business.  Continuing operations provided $0.14 compared to $0.95 in fiscal 2018, which included a tax benefit of $43 million for the reversal of a valuation allowance reserve.  Fiscal year 2019 results included $11 million of additional amortization of intangibles driven by the acquisition of GENEWIZ and $14 million in charges for the extinguishment of debt.

•	GAAP operating income was $47 million, an increase of 48% compared to fiscal 2018.
•

Cash flow from operations was $91 million, a 23% increase compared to $74 million in fiscal 2018.  Excluding transaction fees paid upon the closure of the Cryogenics sale, cash flow from operations was $104 million, a 41% increase from 2018.

Summary of Non-GAAP Results for Continuing Operations

Fourth Quarter, Fiscal 2019

•	Non-GAAP diluted EPS from continuing operations for the quarter was $0.24, a 43% increase compared to the fourth quarter of 2018.
•

Non-GAAP operating margin was 10.8%, higher by 140 basis points compared to the fourth quarter of 2018. The improvement was driven by non-GAAP gross margin performance, which was 41.8% and 160 basis points higher year over year, driven by Life Sciences adjusted gross margin of 42.6% which was higher by 480 basis points year over year.  The improvement reflects 220 basis points improvement in Sample Management operations and the favorable mix of adding GENEWIZ to the business.  Operating expense increased 26% year over year, consistent with revenue and reflecting the incremental structure of GENEWIZ and an increase in Semiconductor R&D spending.

•

Adjusted EBITDA in the quarter increased 39% year over year to $31 million, up from $22 million in the prior year quarter.  The adjusted EBITDA margin improved to 15.7% from 14.1% in the fourth quarter of fiscal 2018.

Full Year, Fiscal 2019

•

Non-GAAP diluted EPS from continuing operations for 2019 was $0.77, a 20% increase compared to $0.64 in 2018. The increase reflects the 24% revenue growth and improvement in operating margin of 130 basis points, partially offset by higher interest expense.

•

Operating income was $91 million, a 39% increase from 2018.  The increase was supported by non-GAAP gross margins of 41.9%, which improved 190 basis points compared to 2018.  Life Sciences gross margins were 42.4%, up 440 basis points from last year driven by the inclusion of GENEWIZ results and 40 basis points of improvement in Sample Management.  The Semiconductor Solutions business gross margin improved 60 basis points from last year to 41.5%.

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on December 20, 2019 to stockholders of record on December 6, 2019.  Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Fiscal First Quarter 2020

The Company announced revenue and earnings guidance for the first quarter of fiscal 2020.  Revenue is expected to be in the range of $204 million to $214 million and non-GAAP diluted earnings per share is expected to be in the range of $0.20 to $0.27.  GAAP diluted earnings per share for the first quarter is expected to be in the range of $0.09 to $0.17.

Conference Call

Brooks management will webcast its fourth quarter and year end earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook.  Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at  https://brooks.investorroom.com/events, and will be archived online on this website for convenient on-demand replay.  In addition, you may call 877-256-3275 (US & Canada only) or +1-212-231-2938 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analysis provided by its peers.  These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures.  A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include but are not limited to statements our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, the expected financial results from our recently acquired GENEWIZ business and our ability to deliver financial success in the future. Factors that could cause results to differ from our expectations include the following:  the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

About Brooks Automation, Inc.

Brooks is a leading provider of life science and semiconductor manufacturing automation solutions worldwide.  The Company applies its automation and cryogenics expertise to provide a full suite of reliable cold-chain sample management solutions across life sciences in areas such as drug development, clinical research and advanced cell therapies.  Brooks recently added global capability for gene sequencing and gene synthesis services through its strategic acquisition of GENEWIZ, expanding its sample-based services offerings.  With over 40 years as a partner to the semiconductor manufacturing industry, Brooks is a provider of industry-leading precision robotics, integrated automation systems and services.  Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia.  For more information, visit www.brooks.com.

INVESTOR CONTACTS:
Mark Namaroff

Director, Investor Relations

Brooks Automation

978.262.2635

Mark.namaroff@brooks.com

Sherry Dinsmore
Brooks Automation
978.262.2400
sherry.dinsmore@brooks.com

John Mills
Partner
ICR, LLC
646.277.1254
john.mills@icrinc.com

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

 (In thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue
Products	$123,219	$120,307	$505,046	$482,389
Services	77,009	39,339	276,819	149,171
Total revenue	200,228	159,646	781,865	631,560
Cost of revenue
Products	73,177	71,820	302,757	288,323
Services	46,400	25,206	162,351	97,156
Total cost of revenue	119,577	97,026	465,108	385,479
Gross profit	80,651	62,620	316,757	246,081
Operating expenses
Research and development	14,883	12,138	56,368	46,936
Selling, general and administrative	53,451	46,281	211,960	167,022
Restructuring charges	1,209	585	1,894	714
Total operating expenses	69,542	59,004	270,222	214,672
Operating income	11,109	3,616	46,535	31,409
Interest income	602	688	1,449	1,881
Interest expense	(902)	(2,679)	(22,250)	(9,520)
Loss on extinguishment of debt	(5,288)	—	(14,339)	—
Other expenses, net	(339)	(257)	(1,455)	(3,304)
Income before income taxes	5,182	1,368	9,940	20,466
Income tax provision (benefit)	(350)	2,580	50	(47,251)
Income (loss) from continuing operations	$5,532	$(1,212)	$9,890	$67,717
Income from discontinued operations, net of tax	407,131	11,563	427,862	48,747
Net income	$412,663	$10,351	$437,752	$116,464
Net loss attributable to noncontrolling interest	—	—	—	111
Net income attributable to Brooks Automation, Inc.	$412,663	$10,351	$437,752	$116,575
Basic net income per share:
Basic net income per share from continuing operations	$0.08	$(0.02)	$0.14	$0.96
Basic net income per share from discontinued operations	5.63	0.16	5.94	0.69
Basic net income per share	$5.71	$0.15	$6.08	$1.65
Diluted net income per share:
Diluted net income per share from continuing operations	$0.08	$(0.02)	$0.14	$0.95
Diluted net income per share from discontinued operations	5.61	0.16	5.91	0.69
Diluted net income per share	$5.69	$0.15	$6.05	$1.64

Weighted average shares outstanding used in computing net income per share:
Basic	72,273	70,681	71,992	70,489
Diluted	72,558	71,085	72,386	70,937

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

 (In thousands, except share and per share data)

	September 30,	September 30,
	2019	2018

Assets
Current assets
Cash and cash equivalents	$301,642	$197,708
Marketable securities	34,124	46,281
Accounts receivable, net	166,657	125,192
Inventories	99,445	96,986
Prepaid expenses and other current assets	46,331	31,741
Current assets held for sale	—	66,148
Total current assets	648,199	564,056
Property, plant and equipment, net	100,669	59,988
Long-term marketable securities	2,845	7,237
Long-term deferred tax assets	5,064	43,798
Goodwill	488,602	255,876
Intangible assets, net	251,168	99,956
Other assets	20,507	5,294
Non-current assets held for sale	—	59,052
Total assets	$1,517,054	$1,095,257
Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$829	$2,000
Accounts payable	59,437	44,724
Deferred revenue	29,477	25,884
Accrued warranty and retrofit costs	7,175	6,340
Accrued compensation and benefits	31,375	29,322
Accrued restructuring costs	1,040	659
Accrued income taxes payable	99,423	6,746
Accrued expenses and other current liabilities	44,234	30,405
Current liabilities held for sale	—	18,537
Total current liabilities	272,990	164,617
Long-term debt	50,315	194,071
Long-term tax reserves	18,273	1,102
Long-term deferred tax liabilities	20,636	7,135
Long-term pension liabilities	5,338	4,255
Other long-term liabilities	10,212	5,547
Non-current liabilities held for sale	—	698
Total liabilities	377,764	377,425
Stockholders' Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 85,759,700 shares issued and 72,297,831 shares outstanding at September 30, 2019, 84,164,130 shares issued and 70,702,261 shares outstanding at September 30, 2018	857	841
Additional paid-in capital	1,921,954	1,898,434
Accumulated other comprehensive income	3,510	13,587
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(586,075)	(994,074)
Total stockholders' equity	1,139,290	717,832
Total liabilities and stockholders' equity	$1,517,054	$1,095,257

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Year Ended
	September 30,
	2019	2018
Cash flows from operating activities
Net income	$437,752	$116,464
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,454	37,429
Impairment of property, plant and equipment	285	—
Stock-based compensation	20,113	19,822
Amortization of premium on marketable securities and deferred financing costs	1,121	710
Earnings of equity method investments	(6,188)	(6,788)
Loss recovery on insurance claim	—	(1,103)
Deferred income taxes	(15,161)	(45,217)
Loss on extinguishment of debt	14,339	—
Other gains on disposals of assets	209	(758)
Gain on sale of divestiture, net of tax	(408,575)	—
Contingent transaction fees paid stemming from divestiture	(13,388)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(12,504)	(28,463)
Inventories	(2,933)	(24,365)
Prepaid expenses and current assets	(16,009)	(3,676)
Accounts payable	5,215	5,457
Deferred revenue	4,255	2,791
Accrued warranty and retrofit costs	1,109	(157)
Accrued compensation and tax withholdings	(6,453)	5,978
Accrued restructuring costs	399	(1,080)
Proceeds from recovery on insurance claim	1,082	—
Accrued expenses and current liabilities	31,776	(3,080)
Net cash provided by operating activities	90,898	73,964
Cash flows from investing activities
Purchases of property, plant and equipment	(23,861)	(12,787)
Purchases of marketable securities	(35,225)	(69,692)
Sales of marketable securities	48,903	1,584
Maturities of marketable securities	2,557	17,482
Proceeds from divestiture, net of transaction costs	661,642
Acquisitions, net of cash acquired	(442,704)	(85,755)
Proceeds from other investments	—	500
Proceeds from sales of property, plant and equipment	—	200
Net cash provided by (used) in investing activities	211,312	(148,468)
Cash flows from financing activities
Proceeds from term loans, net of discount	686,386	197,554
Proceeds from issuance of common stock	3,422	2,826
Payments of financing costs	(687)	(318)
Principal payments on debt	(850,190)	(1,500)
Payments of capital leases	(1,197)	—
Common stock dividends paid	(28,895)	(28,285)
Net cash provided by (used in) financing activities	(191,161)	170,277
Effects of exchange rate changes on cash and cash equivalents	(3,586)	313
Net increase in cash and cash equivalents	107,463	96,086
Cash and cash equivalents and restricted cash, beginning of period	197,708	101,622
Cash and cash equivalents and restricted cash, end of period	$305,171	$197,708

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$301,642	$197,708
Restricted cash included in prepaid expenses and other current assets	3,529	—
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$305,171	$197,708

Notes on Non-GAAP Financial Measures:

These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. In this context, the Company has also removed the effect of reversing the valuation allowance reserve on the U.S. deferred income tax assets.  Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	September 30, 2019		June 30, 2019		September 30, 2018
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data		share		share		share
Net income (loss) from continuing operations	$5,532	$0.08	$921	$0.01	$(1,212)	$(0.02)
Adjustments:
Amortization of intangible assets	8,931	0.12	9,050	0.12	6,530	0.09
Restructuring charges	1,209	0.02	256	0.00	585	0.01
Loss on extinguishment of debt	5,288	—	—	—	—	—
Merger costs	134	0.00	156	0.00	4,309	0.06
Restructuring related charges	285
Adjustment of valuation allowance against deferred tax assets	(233)	(0.00)	—	—	690	0.01
Tax Reform - rate change applied to deferred tax liabilities (1)	—	—	4,281	0.06	—	—
Tax adjustments (2)	—	—	974	0.01	—	—
Tax effect of adjustments	(3,932)	(0.05)	(1,345)	(0.02)	868	0.01
Non-GAAP adjusted net income from continuing operations	$17,214	$0.24	$14,293	$0.20	$11,770	$0.17
Stock based compensation, pre-tax	4,941	0.07	5,277	0.07	4,587	0.06
Tax rate	15%	—	15%	—	9%	—
Stock-based compensation, net of tax	4,200	0.06	4,485	0.06	4,188	0.06
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$21,414	$0.30	$18,778	$0.26	$15,958	$0.22

Shares used in computing non-GAAP diluted net income per share	—	72,558	—	72,470	—	71,085

	Year Ended
	September 30, 2019		September 30, 2018
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
Net income from continuing operations	$9,890	$0.14	$67,717	$0.95
Adjustments:
Purchase accounting impact on inventory and contracts acquired	184	0.00	1,896	0.03
Amortization of intangible assets	35,161	0.49	24,216	0.34
Restructuring charges	1,894	0.03	714	0.01
Loss on extinguishment of debt	14,339	—	—	—
Merger costs	6,679	0.09	6,945	0.10
Restructuring related charges	285
Adjustment of valuation allowance against deferred tax assets	(233)	(0.00)	(43,062)	(0.61)
Tax Reform - rate change applied to deferred tax liabilities (1)	1,796	0.02	(671)	(0.01)
Tax effect of adjustments	(14,328)	(0.20)	(12,481)	(0.18)
Non-GAAP adjusted net income from continuing operations	$55,667	$0.77	$45,274	$0.64
Stock-based compensation, pre-tax	19,516	0.27	18,856	0.27
Tax rate	15%	—	11%	—
Stock-based compensation, net of tax	16,589	$0.23	16,838	0.24
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$72,256	$1.00	$62,112	$0.88

Shares used in computing non-GAAP diluted net income per share	—	72,386	—	70,937

(1)	Adjustments are related to U.S. Federal Tax Reform.

(2)

The Company elected to apply the tax benefit related to the stock compensation windfall realized in the quarter ended December 31, 2018 to the non-GAAP full year tax rate and to exclude the benefit of a change in the deferred tax benefit realized in the three months ended December 31, 2018 related to a change in the Company’s state effective tax rate related to the acquisition of GENEWIZ.

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2019	2019	2018	2019	2018
GAAP net income attributable to Brooks Automation, Inc.	$412,663	$7,254	$10,351	$437,752	$116,575
Adjustments:
Less: Discontinued operations	(407,131)	(6,333)	(11,563)	(427,862)	(48,747)
Less: Interest income	(602)	(108)	(688)	(1,449)	(1,881)
Add: Interest expense	902	8,041	2,679	22,250	9,520
Add: Income tax provision (benefit)	(350)	7,260	2,580	50	(47,251)
Add: Depreciation	5,094	5,037	3,122	19,289	12,470
Add: Amortization of completed technology	2,764	2,863	1,487	10,424	4,877
Add: Amortization of customer relationships and acquired intangible assets	6,167	6,187	5,043	24,737	19,339
Restructuring related charges	285			285
Add: Loss on extinguishment of debt	5,288	—	—	14,339	—
Earnings before interest, taxes, depreciation and amortization	$25,080	$30,201	$13,011	$99,815	$64,902

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2019	2019	2018	2019	2018
Earnings before interest, taxes, depreciation and amortization	$25,080	$30,201	$13,011	$99,815	$64,902
Adjustments:
Add: Stock-based compensation	4,941	5,277	4,587	19,516	18,856
Add: Restructuring charges	1,209	256	585	1,894	714
Add: Purchase accounting impact on inventory and contracts acquired	—	—	—	184	1,896
Add: Merger costs	134	156	4,309	6,679	6,945
Adjusted earnings before interest, taxes, depreciation and amortization	$31,364	$35,890	$22,492	$128,088	$93,313

	Quarter Ended
	September 30, 2019		June 30, 2019		September 30, 2018
Dollars in thousands	$	%	$	%	$	%
GAAP gross profit/gross margin percentage	$80,651	40.3%	$83,510	41.0%	$62,620	39.2%
Adjustments:
Amortization of completed technology	2,764	1.4	2,863	1.4	1,487	0.9
Restructuring related charges	285	0.1	—	0.0	—	0.0
Non-GAAP adjusted gross profit/gross margin percentage	$83,700	41.8%	$86,373	42.4%	$64,107	40.2%

	Brooks Semiconductor Solutions Group
	Quarter Ended
Dollars in thousands	September 30, 2019		June 30, 2019		September 30, 2018
GAAP gross profit/margin percentage	$42,759	40.3%	$47,493	40.9%	$43,774	40.2%
Adjustments:
Amortization of completed technology	868	0.8	879	0.8	1,152	1.1
Non-GAAP adjusted gross profit/margin percentage	$43,627	41.1%	$48,372	41.7%	$44,926	41.3%

	Brooks Life Sciences
	Quarter Ended
Dollars in thousands	September 30, 2019		June 30, 2019		September 30, 2018
GAAP gross profit/margin percentage	$37,891	40.2%	$36,017	41.0%		$18,846	37.1%
Adjustments:
Amortization of completed technology	1,896	2.0	1,984	2.3		335	0.7
Restructuring related charges	285	0.3	—	—	0	—
Non-GAAP adjusted gross profit/margin percentage	$40,072	42.6%	$38,001	43.3%		$19,181	37.7%

	Brooks Semiconductor Solutions Group
	Year Ended
Dollars in thousands	September 30, 2019		September 30, 2018
GAAP gross profit/margin percentage	$182,157	40.7%	$173,954	40.0%
Adjustments:
Amortization of completed technology	3,600	0.8	3,402	0.8
Purchase accounting impact on inventory and contracts acquired	184	0.0	735	0.2
Non-GAAP adjusted gross profit/margin percentage	$185,941	41.5%	$178,091	40.9%

	Brooks Life Sciences
	Year Ended
Dollars in thousands	September 30, 2019		September 30, 2018
GAAP gross profit/margin percentage	$134,604	40.3%	$72,127	36.7%
Adjustments:
Amortization of completed technology	6,824	2.0	1,475	0.8
Purchase accounting impact on inventory and contracts acquired	—	—	1,160	0.6
Restructuring related charges	285	0.1	—	-
Non-GAAP adjusted gross profit/margin percentage	$141,713	42.4%	$74,762	38.0%

	Brooks Semiconductor Solutions Group			Brooks Life Sciences			Total Segments
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Dollars in thousands	2019	2019	2018	2019	2019	2018	2019	2019	2018
GAAP operating profit	$13,223	$19,322	$13,316	$4,586	$4,202	$382	$17,809	$23,524	$13,698
Adjustments:
Amortization of completed technology	868	879	1,152	1,896	1,984	335	2,764	2,863	1,487
Restructuring related charges				285			285
Non-GAAP adjusted operating profit	$14,091	$20,201	$14,468	$6,767	$6,186	$717	$20,858	$26,387	$15,185

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Dollars in thousands	2019	2019	2018	2019	2019	2018	2019	2019	2018
GAAP operating profit (loss)	$17,809	$23,524	$13,698	$(6,700)	$(7,101)	$(10,082)	$11,109	$16,423	$3,616
Adjustments:
Amortization of completed technology	2,764	2,863	1,487	—	—	—	2,764	2,863	1,487
Amortization of customer relationships and acquired intangible assets	—	—	—	6,167	6,187	5,043	6,167	6,187	5,043
Restructuring charges	—	—	—	1,209	256	585	1,209	256	585
Purchase accounting impact on inventory and contracts acquired	—	—	—	—	—	—	—	—	—
Merger costs	—	—	—	134	156	4,309	134	156	4,309
Restructuring related charges	285			—			285
Non-GAAP adjusted operating profit (loss)	$20,858	$26,387	$15,185	$810	$(502)	$(145)	$21,668	$25,885	$15,040

	Brooks Semiconductor Solutions Group		Brooks Life Sciences		Total Segments
	Year Ended		Year Ended		Year Ended
Dollars in thousands	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
GAAP operating profit	$66,673	$58,373	$13,522	$1,160	$80,195	$59,533
Adjustments:
Amortization of completed technology	3,600	3,402	6,824	1,475	10,425	4,877
Purchase accounting impact on inventory and contracts acquired	184	735	—	1,160	184	1,896
Restructuring related charges	—	—	285	—	285	—
Non-GAAP adjusted operating profit	$70,457	$62,510	$20,631	$3,795	$91,089	$66,306

	Total Segments		Corporate		Total
	Year Ended		Year Ended		Year Ended
Dollars in thousands	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
GAAP operating profit (loss)	$80,195	$59,533	$(33,660)	$(28,124)	$46,535	$31,409
Adjustments:
Amortization of completed technology	10,425	4,877	—	—	10,425	4,877
Amortization of customer relationships and acquired intangible assets	—	—	24,737	19,339	24,737	19,339
Restructuring charges	—	—	1,894	714	1,894	714
Purchase accounting impact on inventory and contracts acquired	184	1,896	—	—	184	1,896
Merger costs	—	—	6,679	6,945	6,679	6,945
Restructuring related charges	285	—	—	—	285	—
Non-GAAP adjusted operating profit (loss)	$91,089	$66,306	$(350)	$(1,126)	$90,739	$65,180